As filed with the Securities and Exchange Commission on March 20, 2008

Registration No. 333-149294

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CFO Consultants, Inc.

(Name of small business issuer in its charter)

Nevada	---	42-1749358
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

CFO Consultants, Inc.

829 Francis Drive

Palm Springs CA 92262

(760) 899-1919

(Address and telephone number of principal executive offices and principal place of business)

Stevenson Management Group, Inc.

9750 Peace Way #2090

Las Vegas, NV 90147

(702) 953-9853

(Name, address and telephone number for agent for service)

Copies to:

Harold Gewerter, Esq.

5440 W. Sahara Ave. 3rd Floor

Las Vegas, NV 89146

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	5,000,000	$0.01	$50,000.00	$1.97
Issued Common Stock	2,000,000	$0.01	$20,000.00	$0.87

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

________________________

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

PROSPECTUS

CFO Consultants, Inc.

5,000,000 Shares of Common Stock at $0.01 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 2,000,000 shares of common stock. In addition, we are offering a total of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum offering of 2,000,000 shares. The offering price is $0.01 per share. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 2,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Norman LeBoeuf, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. LeBoeuf will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

Offering Price Per Share	Offering Expenses(1)	Proceeds to CFO Consultants
$0.01	$0.001	$0.009

Minimum Offering:	$20,000.00	$2,000.00	$18,000.00

Maximum Offering:	$50,000.00	$5,000.00	$45,000.00

(1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March. 19, 2008.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

CFO Consultants, Inc.

We are a development stage company. We intend to provide short term (one to three month engagements of retired CFOS to assist a company in certain transactions or restructurings such as sale of a business, tax situations, reorganizations, family transfer of business, estate planning, etc.  There are many similar situations where a small company that normally would not have a CFO but needs one for a period of time to complete a transaction.

We are a company without revenues or operations, we have minimal assets, and have incurred losses since inception.

Our principal executive office is located at 829 Francis Drive, Palm Springs, CA 92262 and our telephone number is (760) 322-9277. We were formed under the laws of the State of Nevada on Dec. 10, 2007.

The terms "CFO Consultants" "we," "us" and "our" as used in this prospectus refer to CFO Consultants, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	2,000,000 shares of common stock, par value $0.001 per share held by a current shareholder and a minimum of 2,000,000 and a maximum of 5,000,000 newly issued common shares.

Offering price per share:	$0.01 per share.

Offering period:	The shares are being offered for a period of 180 days, or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	Minimum
$18,000 (net proceeds of $20,000 less offering expenses of $2,000).
Maximum
$45,000 (net proceeds of $50,000 less offering expenses of $5,000).

Person making the determination whether the offering conditions are satisfied:	Norman LeBoeuf, our sole officer and director.

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding before the offering:	3,450,000.

Number of shares outstanding after the offering if all of the shares are sold:	8,450,000.

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

Period from Dec. 10, 2007 (date of inception) to Jan. 17, 2008 (Audited)
Balance Sheet
Total Assets	$3,390
Total Liabilities	$0
Stockholders Equity (Deficit)	$3,390

Period from Dec 10, 2007 (date of inception) to Jan 17, 2008 (Audited)
Income Statement
Revenue	$0
Total Expense	$2,810
Net Income (Loss)	$2,810

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to CFO Consultants, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on Dec. 10, 2007 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through Jan. 17, 2008 is $ 2,810. Since Jan. 17, 2008, we have incurred $2,810 in expenses.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering;

•

our ability to develop and continually update a functional, user-friendly website;

•

our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our website, network  infrastructure,  and transaction processing systems;

•

our ability to identify and pursue mediums through which we will be able to market our products;

•

our ability to attract customers to our website;

•

our ability to generate revenues through sales on our website; and

•

our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

Changing consumer preferences will require periodic service changes.

As a result of changing consumer preferences, many services are successfully marketed for a limited period of time. There can be no assurance that any of our services continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved services. Our failure to introduce new services and to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The CFO service industry is highly competitive. Many of our competitors have longer operating histories, greater brand recognition, broader service lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar services or alternatives to our services. We intend to rely solely on concepts and other intellectual property developed by Norman LeBoeuf, our sole officer and director. There can be no assurance that we will procure a market that will be available to support the services we will offer or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

If we do not attract customers on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract customers on cost-effective terms. If we are unsuccessful at attracting a sufficient amount of clients, our ability to get repeat customers and our financial condition will be harmed.

To date we do not have any customers. We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $20,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our marketing. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from developing websites and attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Norman LeBoeuf, will only be devoting limited time to our operations. Mr. LeBoeuf will be devoting approximately 12 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in CFO services marketing, we may have to hire individuals or suspend or cease operations.

Because our sole officer and director does not have prior experience in CFO services marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. LeBoeuf, our sole officer and director. If we lose the services or financial support of Mr. LeBoeuf, we will cease operations. Presently, Mr. LeBoeuf is committed to providing his time and financial resources to us. However, Mr. LeBoeuf does engage in other activities and only devotes and will devote a limited amount of time to our operations.

Risks Relating to this Offering

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets fort the use of proceeds from this offering:

Minimum
Gross Proceeds	$20,000
Offering Expenses	$2,000
Net Proceeds	$18,000

The net proceeds will be used as follows:

Internet	$1,500
Marketing and advertising	$11,500
Legal and accounting	$5,000

Maximum
Gross Proceeds	$50,000
Offering Expenses	$5,000
Net Proceeds	$45,000

The net proceeds will be used as follows:

Internet	$5,000
Marketing and advertising	$25,000
General Operating	$15,000
Legal and Accounting	$5,000

All proceeds from the sale of the 2,000,000 shares from existing shareholders will be paid directly to those shareholders.

Total offering expenses of $5,000 to be paid from the proceeds of the offering are for Securities and Exchange Commission registration fees ($50), printing expenses ($250), audit and administrative fees and expenses ($4,500), and transfer agent fees ($200) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our marketing plan.

Marketing and advertising will be focused on attracting customers of CFO Services. The cost of developing the marketing and advertising campaign is estimated to be $11,500.

We estimate that our legal, auditing, and accounting fees to be $5,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Norman LeBoeuf our sole officer and director, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of Jan. 17, 2008, the net tangible book value of our shares of common stock was $ 3,390 or approximately $0.00098 per share based upon 3,450,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 8,450,000 shares to be outstanding will be $53,390 or approximately $0.0059 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.00412 per share without any additional investment on their part. You will incur an immediate dilution of $0.0041 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 59% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $50,000, or $0.01 per share. Our existing shareholders will own approximately 41% of the total number of shares then outstanding, for which they will have made contributions of $6,800, or approximately $0.003. per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering	$0.00098
Net tangible book value per share after offering	$0.0059
Increase to present shareholders in net tangible book value per share after offering	$0.00492
Number of shares outstanding before the offering	3,450,000
Percentage of ownership after offering assuming maximum number of shares are sold.	41%

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.01
Dilution per share	$0.0041
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	59%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum of 2,000,000 shares. In addition 2,000,000 shares are being sold by current shareholders. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (972) 745-6608. The funds will be maintained in the separate bank until we receive $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 2,000,000 shares and raised $20,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $20,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Lance LeBoeuf, our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Norman LeBoeuf, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. LeBoeuf is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. LeBoeuf. Mr. LeBoeuf will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. LeBoeuf. Further, the shares will not be offered through any media or through investment meetings. Mr. LeBoeuf will personally contact a potential  investor. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the states of Nevada and California Prior to selling our shares in the foregoing jurisdictions, we will file applications for the sale thereof with the respective securities administrations of those jurisdictions. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire. All fees related to the account will be paid by Mr. LeBoeuf.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

LIST OF SELLING SHAREHOLDERS

As of Feb. 1, 2008

Name	Shares to be sold	Percentage ownership

Orion Investors, Inc.	2,000,000	62%

Number of Shareholders	1

To our knowledge, no selling shareholder had any relationship with an officer and Director.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination, notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to CFO Consultants, Inc. and sent to CFO Consultants, Inc. 829 Francis Drive, Palm Springs, CA 92262.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $20,000. Upon receipt of $20,000, we will withdraw and use the funds. If we do not receive the $20,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

Our Background

CFO Consultants, Inc. was incorporated pursuant to the laws of the State of Nevada on Dec. 10, 2007.

Our Business

We are a development stage company. The Company is a provider of short term (one to three month) engagements of retired CFO's to assist a company in certain transactions or restructurings such as sale of a business, tax situations, reorganizations, family transfer of business, estate planning etc. There might be a situation where it is a small company that normally would not have a CFO, but needs one for a period of time to complete a transaction.

Our Competition

See the Risk Factors section of this prospectus for a discussion on the competition we currently face or may face in the future.

Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of Dec. 18, 2007, we have no employees other than our sole officer and director. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Norman LeBoeuf.

Facilities

Our executive, administrative and operating offices are located at 829 Francis Drive, Palm Springs, CA 92262. This is also the office of our sole officer and director, Norman LeBoeuf. Mr. LeBoeuf makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our business plan. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise $50,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop our website and marketing. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin our marketing efforts. We will market initially through the internet on search and yellowbook type sites.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

We are seeking equity  financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on Dec. 10, 2007 to Jan 17, 2008.

Since inception, we sold 1,450,000 shares of common stock to our sole officer and director for services, and 2,000,000 shares of common stock to our an investor for $6,800 in cash.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $50,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully attract customers to our website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. LeBoeuf.

Pursuant thereto, if no funds are raised in our offering then Mr. LeBoeuf has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. LeBoeuf or any other party for payment of expenses undertaken by Mr. LeBoeuf on our behalf. If we do not raise $20,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 3,450,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of Dec. 14, 2007, our total assets were $ 3,990 and our total liabilities were $ 0. As of Jan. 17, 2008, we had cash of $3,990. Norman LeBoeuf, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. LeBoeuf do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our sole officer and director.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 14, 2007 regarding the number of shares of common stock of CFO Consultants beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of CFO Consultants' stock.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Before the Offering	Percent of Class

Orion Investment, Inc. (3)	2,000,000	62%

Norman LeBoeuf	1,450,000	38%
829 Francis Drive
Palm Springs, CA 92264

(1) All directors, named executive officers, and persons owning 5% our more of CFO Consultants’ stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% our more of CFO Consultants' stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

(3)  The majority of the shares of Orion Investment, Inc. are held by Riccardo Mortara.  The remaining shares are held by Robert Filliarato, Dempsey Mork and Randal Baker.

There are no arrangements currently in place which may result in a change of control of CFO Consultants.

MANAGEMENT

Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Norman LeBoeuf	78	President, Chief Executive Officer,
829 Francis Drive		Chief Financial Officer,
Palm Springs, CA 92264		Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

Background of Our Sole Officer and Director

Norman LeBoeuf--President,  Chief Executive  Officer,  Chief Financial Officer Secretary, and sole director.

Mr. Norman LeBoeuf has been responsible for the accounting and tax functions for many companies. Mr. LeBoeuf's professional career includes three years in the U.S. Marine Corps Legal and Administrative functions (1952-1955) and forty years in all areas of accounting for small, medium and large (Fortune 500 Companies) in Electronics, Manufacturing and Aerospace.

Mr. LeBoeuf devotes approximately 12 hours per week to our operations and will devote additional time as required. Mr. LeBoeuf is not an officer or director of any other reporting company.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. LeBoeuf devotes approximately 12 hours per week to CFO Consultants. The only conflict that exists is Mr. LeBoeuf's devotion of time to other projects. Mr. LeBoeuf's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer consulting services.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on Nov. 28, 2007 through Jan. 1, 2008, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	Other Annual
Name and	Years	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Principle Position		($)	($)		($)	SARs (#)	($)	($)

Norman LeBoeuf	2007	0	0	0	0	0	0	0
President, Secretary,	2006	0	0	0	0	0	0	0
Treasurer, and Director	2005	0	0	0	0	0	0	0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 3,450,000 shares of common stock outstanding, all of which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have not agreed to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold in a brokers' transaction or in a transaction directly with a market maker.

The number of holders of record of shares of our common stock is two. On Dec. 10, 2007 Norman LeBoeuf, our sole officer and director, received 1,450,000 shares of common stock, and Orion received 2,000,000 shares of common stock, all of which are restricted securities.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

CFO Consultants, Inc. is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors. As of Dec. 18, 2007, there were 3,450,000 shares of common stock outstanding held by two shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in CFO Consultants. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of CFO Consultants.

Upon any liquidation, dissolution or winding-up of CFO Consultants, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 41% of our outstanding shares.

Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our sole director, Mr. LeBoeuf, does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent

We will use Action Stock Transfer Corp. 7069 S. Highland Dr., Suite 300 Salt Lake City, UT 84121 as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On Dec. 10, 2007, we issued 1,450,000 shares of restricted common stock to Norman LeBoeuf, our sole officer and director, in consideration of services. On Dec. 10, 2007 we issued 2,000,000 of restricted common stock to Orion for $6,800 in cash. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at Mr. LeBoeuf's office. Mr. LeBoeuf provides space for the company's operations free of charge. There is not written agreement evidencing this arrangement.

LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICTION

FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the  Securities and Exchange  Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to Dec. 14, 2007, included in this prospectus, have been audited by The Blackwing Group, LLC telephone (816) 813-0098, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Harold Gewerter, Esq., has acted as our legal counsel for the opinion attached hereto.

CFO Consultants, Inc.

FINANCIAL STATEMENTS

Jan. 17, 2008

TABLE OF CONTENTS
Page
INDEPENDENT AUDITOR’S REPORT	F-2

FINANCIAL STATEMENTS
Balance Sheet	F-3

Statement of Operations	F-4

Statement of Cash Flows	F-5

Statement of Stockholders’ Equity	F-6

Notes to Financial Statements	F-7-F-12

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CFO Consultants, Inc. (A Development Stage Company)

829 Francis Drive E

Palm Springs, CA 92262

We have audited the accompanying balance sheet of CFO Consultants, Inc. (A Development Stage Company) as of January 17, 2008, and the related statements of income and changes in member’s equity, and cash flows for the period then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of CFO Consultants, Inc. (A Development Stage Company) as of January 17, 2008, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. In the event that Company fails to meet the anticipated levels of performance there is significant doubt that the Company will be able to meet the debt obligations related to the non public offering. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sara Jenkins

The Blackwing Group, LLC

Issuing Office: Independence, MO

January 17, 2008

CFO CONSULTANTS, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
JANUARY 17, 2008

ASSETS

Current Assets
Cash and Cash Equivalents	$3,990
Accounts Receivable – Trade	-
Total Current Assets	3,990

Fixed Assets
Machinery and Equipment	-
Furniture and Fixtures	-
Vehicles	-
Leasehold Improvements	-

Accumulated Depreciation	-
Total Fixed Assets	-

Total Assets	$3,990

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$-
Accrued Payroll Taxes	-
Loans From Shareholders	-
Total Current Liabilities	-

Long Term Liabilities
Bank of Blue Valley Notes	-
UP Loan	-
Sterling Bank Loan	-
Total Long Term Liabilities	-

Stockholders’ Equity
Capital Stock (3,450,000 issued and outstanding)	3,450
Additional Paid In Capital	3,350
Retained Earnings	(2,810)
3,990

Total Liabilities and Stockholders’ Equity	$3,990

CFO CONSULTANTS, INC. (A DEVELOPMENT STAGE COMPANY)
INCOME STATEMENT
FOR THE PERIOD ENDED JANUARY 17, 2008

Income
Consulting Fees	$-
Discounts Given to Customer	-
Total Income	-

General and Administrative Expenses
Advertising	-
Bank Charges	10
Customer Expense	-
Consulting	1,250
Depreciation	-
Dues and Subscriptions	-
Entertainment	-
Insurance – Business	-
Licenses and Permits	550
Legal and Accounting	1,000
Repair and Maintenance	-
Miscellaneous	-
Office Expenses	-
Rent	-
Taxes and Licenses	-
Payroll Taxes	-
Telephone	-
Travel	-
Uniforms – Laundry	-
Utilities	-
Meals and Entertainment	-
Business Taxes	-
State Disability Employers Ins.	-
Workman’s Compensation	-
State Unemployment	-
Total Expenses	2,810

Net Income (Loss)	$(2,810)

Net Income (Loss) per share – 3,450,000 shares issued	$(0.0008)

CFO CONSULTANTS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED JANUARY 17, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$(2,810)

Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation	-
Amortization	-
(Increase) decrease in:
Accounts Receivable	-
Inventory	-
Increase (decrease) in:
Accounts Payable	-
Accrued Payroll Taxes	-
Net Cash Provided (Used) By Operating Activities	(2,810)

CASH FLOWS FROM INVESTING ACTIVITIES

Fixed Asset Additions	-
Net Cash (Used) By Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Loans From Shareholders	-
Capital Contributions	6,800
Net Cash (Used) By Financing Activities	6,800

NET INCREASE (DECREASE) IN CASH	3,990

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$3,990

CFO CONSULTANTS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
ACCUMULATED FOR THE PERIOD FROM DATE OF INCEPTION
ON DECEMBER 10, 2007
(Expressed in US Dollars)

Capital Stock Issued (no par value)	Number of Common Shares	Par Value	Additional Paid In Capital	Deficit Accumulated	Total Stockholders' Equity (Deficit)

- at December 10, 2007	1,450,000	$0.001	$-	$(1,450)	$-

- at December 20, 2007	3,450,000	$0.001	$3,350	$(1,450)	$3,625

- at January 17, 2008	3,450,000	$0.001	$3,350	$(2,810)	$3,990

Net Loss for the period from December 10, 2007
to January 17, 2008				$(2,810)	$(2,810)

Balance as of January 17, 2008					$3,990

CFO CONSULTANTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 10, 2007

 TO JANUARY 17, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of CFO Consultants, Inc. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

CFO Consultants, Inc. (the Company) was incorporated in the State of Nevada on December 10, 2007. CFO Consultants, Inc. was established to assist companies in their need for CFO’s and CFO related service. The Company has elected a fiscal year end of December 31st.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

CFO CONSULTANTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 10, 2007

 TO JANUARY 17, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment (continued)

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company provides custom solutions for business management needs. The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred. In this specific industry revenue from jobs is recognized as stipulated in each contract for services. The Company currently has not met any contract terms for recognition of revenue.

Cost of Goods Sold

Job costs include all direct materials, and labor costs and those indirect costs related to contracted services. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

CFO CONSULTANTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 10, 2007

 TO JANUARY 17, 2008

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on CFO Consultants, Inc.’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. CFO Consultants, Inc.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Common Stock

The Company has authorized common stock and has not authorized any other form of stock including preferred stock.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In December of 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123.”  SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

CFO CONSULTANTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 10, 2007

 TO JANUARY 17, 2008

Recently Issued Accounting Pronouncements (Continued)

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133.  “Accounting for Derivative Instruments and Hedging Activities, “SFAS No. 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer measures certain financial instruments with characteristics of both liabilities and equity and requires that an issuer classify a financial instrument within its scope as a liability (or asset in some circumstances).  SFAS No. 150 was effective for financial statements entered into or modified after May 31, 2003 and otherwise was effective and adopted by the Company in 2003.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.”  This statement changes the requirements for the accounting for and reporting of a change in accounting principle.  Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle.  This statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, when practicable.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

NOTE B – STOCK-BASED COMPENSATION

Stock-based compensation is defined as compensation arrangements under which employees receive shares of stock, stock options, or other equity instruments, or under which the employer incurs obligations to the employees based on the price of the company’s shares.

CFO CONSULTANTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 10, 2007

 TO JANUARY 17, 2008

NOTE B – STOCK-BASED COMPENSATION - CONTINUED

In December 2007, the Company issued One Million Four Hundred Fifty Thousand (1,450,000) shares of common stock to its officer and director, Norbert LeBoeuf. This stock was issued to Mr. LeBoeuf as compensation for services rendered as the incorporator of the Company.  The out of pocket expenses incurred and paid by Mr. LeBoeuf totaled One Thousand Four Hundred Fifty Dollars ($1,450) setting the issue price of the stock-based compensation at .001 per share. The option price of this stock-based compensation is the same as the registered price. That is, the option price is equal to the market price, therefore per APB 25 no compensation is to be recognized.

NOTE C – GOING CONCERN

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business. Management expects to face strong competition from well-established companies and small independent companies. Accordingly, the Company expects to compete on the basis of price (or the value to the customer of the services performed) and, on the basis of their established reputation among customers as a quality provider of management services and our locality of operation. Without a strong performance in the growth process Management expects to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and Management may not have adequate resources without the strong public response anticipated to enable the Company to take advantage of such advances.

NOTE D – INCOME TAXES

The Company (CFO Consultants, Inc.) filed organization paperwork with the State of Nevada. At the time of filing CFO Consultants, Inc. elected and filed to be Sub Chapter S Corporations. This election allows all income taxes to be the responsibility of the Shareholders of Corporation not the corporation.

CFO CONSULTANTS, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FOR THE INCEPTION PERIOD OF DECEMBER 10, 2007

 TO JANUARY 17, 2008

NOTE D – INCOME TAXES - CONTINUED

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE E – NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted –average number of common shares outstanding during each period is used to compute basic loss per share. Basic net loss per common share is based on the weighted-average number of share of common stock of Three Million Four Hundred Fifty Thousand (3,450,000) outstanding in the development period ending January 17, 2008.

NOTE F – SUBSCRIPTION AGREEMENT

In December 2007, the Company undertook a private offering of Two Million (2,000,000) shares of common stock. The stock was offered with a price of .00315 per share. The private offering was made to Orion Investment Partners through a subscription agreement that the shares were purchased with the intention of holding the securities for investment purposes, with no intention of dividing or allowing others to participate in this investment or to sell the securities for at least one year in the event that the company becomes registered with the Securities and Exchange Commission.

In the subscription agreement the purchaser specifically agrees that if the Company has an initial public offering prior to March 15, 2008, and the underwriter in such offering requires the existing shareholders of the Company to agree to a lock-up period during which such shareholders will not dispose of or pledge their securities, the purchasers agree to the lock-up period prescribed by the underwriter.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$50
Printing Expenses	$250
Audit/Administrative Fees and Expenses	$1,500
Transfer Agent Fees	$200
TOTAL	$2,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On Dec. 10, 2007, CFO Consultants sold 1,450,000 restricted shares of common stock to Norman LeBoeuf for services, and 2,000,000 restricted shares of common stock to Orion for $6,425 in cash. CFO Consultants relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. LeBoeuf and Orion Both Mr. LeBoeuf and Orion agreed to hold the shares for investment purposes only and to transfer such shares only in a  registered offering or in reliance upon an exemption therefrom.

ITEM 27. EXHIBITS.

Exhibit No.    Description

3.1	Certificate of Formation of CFO Consultants, Inc. *
3.2	Bylaws of CFO Consultants, Inc. *
5.1	Opinion of Harold P. Gewerter, Esq., LTD *
23.1	Consent of The Blackwing Group, LLC
23.2	Consent of Harold P. Gewerter, Esq., LTD (included in Exhibit 5.1) *
99.1	Form of subscription agreement for Common Stock. *

* Incorporated by reference to the registration statement filed with the Securities and Exchange Commission on Form S-1 dated February 19, 2008

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii )

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii )

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv )

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi )

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii )

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Springs, State of California on March 19, 2008.

CFO Consultants, Inc.

By:  /s/ Norman LeBoeuf

Norman LeBoeuf

President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on March 19, 2008 :

Signature

       Title

/s/ Norman LeBoeuf

President, Secretary, Treasurer, and Director

Norman LeBoeuf

Principal Executive Officer, Principal Financial

Officer, and Principal Accounting Officer)

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